Exhibit 99.1
18 E. Dover Street
Easton, Maryland 21601
Phone (410) 763-7800
PRESS RELEASE
Shore Bancshares, Inc. Reports 2026 Second Quarter Results
Easton, Maryland (July 23, 2026) – Shore Bancshares, Inc. (NASDAQ – SHBI) (the “Company” or “Shore Bancshares”), the holding company for Shore United Bank, N.A. (the “Bank”), reported net income for the second quarter of 2026 of $18.9 million, or $0.56 per diluted common share, compared to net income of $17.1 million, or $0.51 per diluted common share, for the first quarter of 2026, and net income of $15.5 million, or $0.46 per diluted common share, for the second quarter of 2025.
Second Quarter 2026 Highlights
•Net Income – Net income for the second quarter of 2026 increased $1.8 million to $18.9 million, from $17.1 million in the first quarter of 2026. Net income increased primarily due to a decrease in interest expense of $1.3 million, an increase in other noninterest income of $1.2 million and a decrease in salaries and employee benefits of $1.2 million. These increases were partially offset by a decrease in interest on deposits with other banks of $858 thousand and a higher provision for credit losses of $811 thousand. Net income for the six months ended June 30, 2026 was $36.0 million, compared to $29.3 million for the six months ended June 30, 2025.
•Return on Average Assets (“ROAA”) – The Company reported ROAA of 1.24% for the second quarter of 2026, compared to 1.12% for the first quarter of 2026 and 1.03% for the second quarter of 2025. Adjusted ROAA – non-U.S. generally accepted accounting principles (“GAAP”)(1) was 1.34% for the second quarter of 2026, compared to 1.22% for the first quarter of 2026 and 1.15% for the second quarter of 2025.
•Net Interest Margin (“NIM”) – Net interest income for the second quarter of 2026 increased $364 thousand to $52.9 million compared to the first quarter of 2026. NIM increased 6 basis points (“bps”) to 3.70% during the second quarter of 2026 compared to the first quarter of 2026. NIM excluding accretion(1) increased for the comparable periods from 3.35% to 3.45%. Excluding accretion interest, loan yields decreased 1 bp and funding costs decreased 8 bps for the comparable periods. Net interest income increased due to elevated accretion income and interest recoveries from loan payoffs coupled with a lower cost of deposits.
•Capital Management – Book value per share increased to $18.44 at June 30, 2026 from $18.02 at March 31, 2026 and $16.94 at June 30, 2025. During the quarter ended June 30, 2026, the Company announced a $30 million share repurchase program and repurchased 40,093 shares of its outstanding common stock, or approximately $891 thousand. During the second quarter of 2026, the Company declared a dividend of $0.14 per share, which represents a $0.02, or 16.7% increase from the dividend paid in the prior quarter.
•Asset Quality – Nonperforming assets were 1.09% of total assets at June 30, 2026, a decrease from 1.10% at March 31, 2026 and an increase from 0.33% at June 30, 2025. Classified assets were 1.41% of total assets at June 30, 2026, an increase when compared to 1.38% at March 31, 2026 and 0.37% at June 30, 2025. The allowance for credit losses (“ACL”) was $58.7 million at June 30, 2026, compared to $58.5 million at March 31, 2026 and at June 30, 2025. The ACL as a percentage of loans decreased to 1.20% at June 30, 2026 compared to 1.21% at March 31, 2026 and at June 30, 2025.
•Operating Leverage – The efficiency ratio for the second quarter of 2026 was 57.76%, compared to 61.97% in the first quarter of 2026 and 60.83% for the second quarter of 2025. The adjusted efficiency ratio – non-GAAP(1), which excludes amortization of intangibles, was 54.49% for the second quarter of 2026, compared to 58.57% for the first quarter of 2026 and 56.73% for the second quarter of 2025. Management anticipates ongoing expense management of professional services and technology investments will result in continued improvements in operating leverage over time.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

“Our second quarter results reflect the continued strength of our franchise and the progress we are making across the organization,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “Another quarter of expanding net interest margin, record net interest income and record profitability demonstrates the benefits of disciplined balance sheet management, lower funding costs and our ongoing focus on operational execution. Our improved earnings and capital generation allowed us to increase our quarterly dividend and launch a share repurchase program, underscoring the confidence our Board has in the long-term value of our franchise and our commitment to disciplined capital allocation.
We continue to closely monitor several commercial real estate relationships, overall asset quality remains supported by conservative underwriting, strong collateral values and solid reserve levels. We remain focused on executing our strategy, enhancing shareholder returns and positioning Shore Bancshares for sustainable long-term growth.”
Balance Sheet Review
Total assets were $6.15 billion at June 30, 2026, a decrease of $54.6 million from March 31 ,2026. The decrease was primarily due to a decrease in interest bearing deposits of $92.4 million partially offset by an increase in loans of $29.7 million. Total assets decreased $107.4 million, or 1.7%, when compared to $6.26 billion at December 31, 2025. The decrease was primarily due to a decrease in cash and cash equivalents of $97.9 million and a decrease in our loan portfolio of $22.6 million, which were partially offset by an increase in our investment securities portfolio of $18.4 million. The decrease in cash and cash equivalents was primarily driven by seasonal run-off of municipal deposits.
CRE loans (excluding land and construction) were $2.60 billion at June 30, 2026 compared to $2.64 billion at December 31, 2025. The office CRE loan portfolio, which includes owner occupied and non-owner occupied CRE loans, was $475.9 million, or 9.8% of total loans at June 30, 2026. The following table provides the stratification of the classes of CRE loans (excluding land and construction) at June 30, 2026.

	June 30, 2026
	Owner Occupied			Non-Owner Occupied
($ in thousands)	Average LTV(1)	Average Loan Size	Loan Balance(2)	Average LTV(1)	Average Loan Size	Loan Balance(2)
Office, medical	46.90%	$562	$25,288	46.81%	$1,652	$82,605
Office, govt. or govt. contractor	52.99	956	9,559	54.33	3,123	59,340
Office, other	47.17	474	83,886	49.03	1,328	215,210
Office, total	47.22	506	118,733	48.96	1,546	357,155
Retail	51.46	650	69,502	47.86	2,573	488,866
Multifamily (5+ units)	—	—	—	54.60	2,428	269,458
Hotel/motel	—	—	—	43.81	4,239	211,957
Industrial/warehouse	44.81	677	95,391	46.68	1,427	179,791
Commercial-improved	41.67	1,179	219,347	49.80	1,311	161,291
Marine/boat slips	28.65	758	16,671	36.03	1,459	7,294
Restaurant	49.09	1,012	53,632	48.47	1,020	41,834
Church	31.55	807	51,655	13.10	2,340	2,340
Land/lot loans	21.70	369	369	50.49	481	1,926
Other	39.15	1,290	107,062	31.82	539	148,740
Total CRE loans, gross	43.12	822	$732,362	44.14	1,613	$1,870,652
(1)Loan-to-value (“LTV”) is determined based on latest available appraisal against current bank-owned principal. Loans without an updated appraisal utilized the original transaction value.
(2)Loan balance includes deferred fees and costs.
The office CRE loan portfolio included loans to medical tenants of $107.9 million, or 22.7% of the total office CRE loan portfolio, at June 30, 2026. The office CRE loan portfolio also included loans secured by buildings with government or government contractor tenants of $68.9 million, or 14.5% of the total office CRE loan portfolio at the same date. At June 30, 2026, the average loan debt service coverage ratio on the office CRE loan portfolio was 1.7x and the average LTV was 48.10%.
The 463 loans in the office CRE portfolio at June 30, 2026 had an average loan size of $1.0 million and a median loan size of $389 thousand. LTV estimates for the office CRE portfolio at June 30, 2026 are summarized below and LTV collateral values are based on the most recent appraisal, which may vary from the appraised value at loan origination.

LTV Range ($ in thousands)	Loan Count	Loan Balance	% of Office CRE
Less than or equal to 50%	229	$166,198	34.9%
Greater than 50% and less than or equal to 60%	78	126,619	26.6
Greater than 60% and less than or equal to 70%	86	133,440	28.0
Greater than 70% and less than or equal to 80%	55	36,539	7.7
Greater than 80%	15	13,092	2.8
Total	463	$475,888	100.0%
There were 16 office CRE loans with balances greater than $5.0 million, totaling $147.8 million at June 30, 2026 and totaling $166.1 million at December 31, 2025. The decrease in this portfolio segment was the result of normal amortization and the payoff of one loan. 80.8% of the office CRE loan balance was secured by properties in rural or suburban areas with limited exposure to metropolitan cities and 97.0% was secured by properties with five stories or less. $17.6 million of these loan balances were classified as special mention or substandard at June 30, 2026. There were no charge-offs within the office CRE portfolio during the three and six months ended June 30, 2026 and 2025.
Nonperforming assets were $67.2 million and $68.4 million, or 1.09% and 1.10% of total assets, as of June 30, 2026 and March 31, 2026, respectively. Nonperforming assets primarily consist of three large loans with an aggregate loan balance of $44.4 million. These nonperforming loans primarily consist of multifamily and office commercial real estate loans with collateral in North Carolina and Virginia. As of June 30, 2026, these loans are well-secured by collateral and required minimal individual reserves. When comparing June 30, 2026 to June 30, 2025, nonperforming assets increased $47.6 million, primarily due to an increase in nonaccrual loans of $48.0 million, partially offset by a decrease in repossessed marine and auto loans of $274 thousand and a decrease in loans 90 days past due and accruing of $195 thousand. Substandard loans, which include nonaccrual loans and accruing loans 90 days or more past due, were $84.3 million at June 30, 2026 compared to $82.3 million at March 31, 2026 and $19.9 million at June 30, 2025.
Special mention loans decreased to $73.0 million at June 30, 2026 compared to $97.8 million at March 31, 2026 and increased compared to $65.6 million at June 30, 2025. As of June 30, 2026, there were four special mention loans with individual balances greater than $5.0 million, totaling $53.0 million. These loans consist primarily of multifamily commercial real estate and other commercial real estate exposures that are well-collateralized. Management does not currently expect material losses on these credits and is actively engaged in credit oversight and timely execution of workout strategies.
Total deposits decreased $61.9 million from March 31, 2026 to $5.40 billion at June 30, 2026 and decreased $134.1 million when compared to December 31, 2025. The year-to-date decrease in total deposits was primarily due to a decrease in money market and savings accounts of $104.4 million, a decrease in time deposits of $19.5 million and a decrease in interest-bearing checking of $19.0 million. These decreases were partially offset by an increase in noninterest-bearing deposits of $18.9 million. Core deposits, which exclude municipal cannabis deposits, increased by $71.7 million, or 1.7%, during the same period.
Total funding, which includes customer deposits, Federal Home Loan Bank (“FHLB”) advances and brokered deposits, was $5.40 billion at June 30, 2026, compared to $5.46 billion at March 31, 2026. The Company had no FHLB advances at June 30, 2026 and March 31, 2026. Brokered deposits were $796 thousand and $11.0 million at June 30, 2026 and March 31, 2026, respectively. Total reciprocal deposits were $1.33 billion and $1.42 billion at June 30, 2026 and March 31, 2026, respectively.
Uninsured deposits were $975.6 million, or 18.1% of total deposits, at June 30, 2026. Uninsured deposits, excluding deposits secured with pledged collateral, were $838.9 million, or 15.5% of total deposits, at June 30, 2026. At June 30, 2026, available liquidity was $1.90 billion, including $911.9 million in secured borrowing capacity at the FHLB, $25.1 million in secured borrowing capacity through the FRB Discount Window, $396.1 million in unsecured lines of credit with other correspondent banks, $314.4 million in unpledged securities and $257.7 million in cash and cash equivalents.
Total stockholders’ equity at June 30, 2026 increased $26.2 million, or 4.4%, when compared to December 31, 2025, primarily due to current year earnings, partially offset by cash dividends paid and an increase in accumulated other comprehensive losses. As of June 30, 2026 and 2025, the ratio of total equity to total assets was 10.02% and 9.36%, respectively. As of June 30, 2026, the ratio of total tangible equity to total tangible assets(1) was 8.69%, compared to 8.06% and 7.88% as of December 31, 2025 and June 30, 2025, respectively. The Company’s Tier 1 and Total Risk-Based Capital Ratios at June 30, 2026 were 11.71% and 14.17%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Quarterly Financial Results
Net interest income was $52.9 million for the second quarter of 2026, compared to $52.6 million for the first quarter of 2026 and $47.2 million for the second quarter of 2025. The slight increase in net interest income when compared to the first quarter of 2026 was primarily due to a decrease in interest expense on deposits of $1.3 million, partially offset by a decrease in interest income on deposits at other banks of $858 thousand and a decrease in interest income on loans of $358 thousand. The increase in net interest income was $5.8 million when compared to the second quarter of 2025, and was primarily due to a decrease in interest expense on deposits of $4.4 million, an increase in interest on loans of $849 thousand and a decrease in interest expense on short-term borrowings of $589 thousand. These favorable changes were partially offset by an increase in interest expense on long-term borrowings of $177 thousand. The decrease in interest expense on deposits is reflective of the rate reductions during 2026.
The Company’s NIM increased to 3.70% for the second quarter of 2026 from 3.64% for the first quarter of 2026, primarily due to lower interest expense on deposits, partially offset by lower accelerated accretion related to loan payoffs. NIM excluding accretion increased for the comparable periods from 3.35% to 3.45%. Excluding accretion interest income, loan yields decreased 1 bp and funding costs decreased 8 bps for the comparable periods. Interest expense for the second quarter of 2026 decreased $1.3 million compared to the first quarter of 2026, primarily due to lower rates during the quarter. The Company’s NIM increased to 3.70% for the second quarter of 2026 from 3.34% for the second quarter of 2025. The Company’s average interest-earning asset yield remained flat at 5.42% for the second quarter of 2026 compared to the second quarter of 2025, while the average cost of funds decreased 36 bps to 1.81% from 2.17% for the same periods.
The provision for credit losses was $896 thousand for the three months ended June 30, 2026. The comparable amounts were $85 thousand for the three months ended March 31, 2026 and $1.5 million for the three months ended June 30, 2025. The increase in the provision for credit losses for the second quarter of 2026 compared to the first quarter of 2026 was due to a higher unfunded commitments, partially offset by favorable credit outlook and lower net charge offs. Coverage ratios decreased to 1.20% at June 30, 2026 from 1.21% at March 31, 2026, and decreased compared to June 30, 2025. Net charge-offs decreased to $123 thousand for the second quarter of 2026 compared to $847 thousand for the first quarter of 2026 and $649 thousand for the second quarter of 2025. The decrease was driven by the consumer loan related write-offs during the first quarter of 2026.
Total noninterest income for the second quarter of 2026 was $8.8 million, an increase of $1.6 million from the first quarter of 2026. The increase in other noninterest income was primarily related to other fees for bank services. Total noninterest income decreased $576 thousand during the second quarter of 2026 when compared to the second quarter of 2025 due to lower mortgage related activity.
Total noninterest expense of $35.7 million for the second quarter of 2026 decreased $1.4 million compared to $37.1 million for the first quarter of 2026, and increased $1.3 million compared to $34.4 million for the second quarter of 2025. The decrease from the first quarter of 2026 was primarily due to a decrease in salaries and employee benefit expenses of $1.2 million and a decrease in professional service fees of $250 thousand. The decrease in salaries and employee benefits was primarily related to lower employee related taxes. The increase from the second quarter of 2025 was primarily due to an increase in salaries and employee benefits expense of $720 thousand and an increase in software and data processing costs of $516 thousand, partially offset by a decrease in amortization of other intangible assets of $297 thousand.
The efficiency ratio for the second quarter of 2026 when compared to the first quarter of 2026 and the second quarter of 2025 was 57.76%, 61.97% and 60.83%, respectively. Adjusted efficiency ratios – non-GAAP(1) for the same periods were 54.49%, 58.57% and 56.73%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Review of Six Month Financial Results
Net interest income for the six months ended June 30, 2026 was $105.5 million, an increase of $12.4 million, or 13.3%, when compared to the six months ended June 30, 2025. The increase in net interest income was primarily due to an increase in total interest income of $3.4 million, or 2.2%, which included an increase in interest on loans of $4.1 million, or 3.0%, a decrease in interest on deposits with other banks of $939 thousand, or 18.8%, and an increase in interest income on taxable investments of $169 thousand. The increase in interest on loans was primarily due to the increase in the average balance of loans of $70.6 million, or 1.5%. The decrease in total interest expense was primarily due to a decrease in interest on deposits of $8.2 million and lower short-term borrowings of $1.2 million. These were partially offset by the increase in interest expense on long-term borrowings of $384 thousand as a result of lower FHLB borrowings and subordinated debt-related expenses that were classified as short term borrowings in 2025.
The Company’s NIM increased from 3.28% for the six months ended June 30, 2025 to 3.67% for the six months ended June 30, 2026. Margins were higher due to a $64.8 million increase in interest-earning asset balances and a 6 bp increase in interest-earning asset yields. These positive movements were coupled with a lower cost of interest-bearing deposits. The increase in the average balances of interest-bearing deposits of $4.6 million was offset by a 44 basis point decrease in the associated rates paid, as well as a $49.2 million decrease in the average balance of FHLB advances and a 99 basis point decrease in the associated rates paid. Net accretion income impacted net interest margin by 27 basis points and 24 basis points for the six months ended June 30, 2026 and 2025, respectively, which resulted in NIM excluding accretion of 3.40% and 3.04% for the same periods.
The provision for credit losses for the six months ended June 30, 2026 and 2025 was $1.0 million and $2.6 million, respectively. The decrease in the provision for credit losses during 2026 was due to improved economic conditions and lower net charge-offs, partially offset by higher reserves related to growth in the loan portfolio. Net charge-offs for the six months ended June 30, 2026 were $970 thousand, compared to $1.2 million for the six months ended June 30, 2025.
Total noninterest income for the six months ended June 30, 2026 decreased $466 thousand, or 2.8%, when compared to the same period in 2025. The decrease was primarily due to an $833 thousand decrease in other noninterest income and a $615 thousand decrease in mortgage banking revenue, partially offset by a $475 thousand increase in trust and investment fee income and a $293 thousand increase in interchange credits.
Total noninterest expense for the six months ended June 30, 2026 increased $4.6 million, or 6.7%, when compared to the same period in 2025. Noninterest expense line items increased primarily due to higher salaries and employee benefit expenses of $3.9 million and a $1.0 million increase in software and data processing expense. These increases were partially offset by lower amortization of intangible assets of $595 thousand during the six months ended June 30, 2026.
The efficiency ratio for the six months ended June 30, 2026 was 59.83% compared to 62.19% for the six months ended June 30, 2025. Adjusted efficiency ratios – non-GAAP(1) for the same periods were 56.50% and 57.95%, respectively.
(1) See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
This news release contains statements relating to future events or our future results that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We also may make forward-looking statements in other documents filed with or furnished to the Securities and Exchange Commission, and our senior management may make forward-looking statements orally to investors, analysts, representatives of the media, and others. Forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend,” “potential,” “target,” “plan,” “goal,” or words of similar meaning, or future or conditional verbs such as “could,” “would,” or “may.” Forward-looking statements include statements of our goals, intentions, or expectations; statements regarding our business plans, prospects, growth, or operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.
Forward-looking statements are not a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. We caution that the forward-looking statements are based largely on our expectations and information available at the time the statements are made and are subject to known and unknown risks and uncertainties that are subject to change based on factors, which in many instances are beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. You should bear this in mind when reading this news release and not place undue reliance on these forward-looking statements.
The factors that could cause actual results to differ materially from those expressed in such forward-looking statements include, but are not limited to, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the Securities and Exchange Commission and the following: local, regional and global business, economic and political conditions and geopolitical events; changes in laws, rules and regulatory requirements, including capital and liquidity requirements; changes in consumer and business confidence, investor sentiment, and consumer spending and savings behavior; changes in the level of inflation; changes in monetary and fiscal policies; changes in trade policies, including the imposition of tariffs and retaliatory responses; changes in the demand for loans, deposits, and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; changes in FDIC assessments; changes in the interest rate environment; changes in income tax laws and regulations; our ability to manage effectively our capital and liquidity; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; changes in credit ratings assigned to us; competitive pressures among financial services companies; technology changes instituted by us, our counterparties, or competitors; the ability to attract, develop, and retain qualified employees; change in federal government enforcement of federal laws affecting the cannabis industry; our ability to maintain the security of our financial, accounting, technology, data processing and other operational systems and facilities; our ability to effectively defend ourselves against cyber-attacks and other attempts by unauthorized parties to access our information or information of our customers or to disrupt our systems; our ability to withstand disruptions that may be caused by any failure of our operational systems or those of third parties; our ability to control expenses; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; and the impact of natural or man-made disasters or calamities, including health emergencies, the spread of infectious diseases, epidemics or pandemics, an outbreak or escalation of hostilities or other geopolitical instabilities, the effects of climate change or extraordinary events beyond our control.
Forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
For further information contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited)

						Q2 2026 vs.		Q2 2026 vs.		Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026		Q2 2025		2026	2025	2026 vs. 2025
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$53,005	$52,644	$50,294	$48,501	$47,244	0.7%		12.2%		$105,649	$93,222	13.3%
Less: Taxable-equivalent adjustment	86	89	92	83	81	(3.4)		6.2		175	161	8.7
Net interest income	52,919	52,555	50,202	48,418	47,163	0.7		12.2		105,474	93,061	13.3
Provision for credit losses	896	85	2,827	2,992	1,528	954.1		(41.4)		981	2,556	(61.6)
Noninterest income	8,830	7,244	8,906	7,938	9,406	21.9		(6.1)		16,074	16,540	(2.8)
Noninterest expense	35,668	37,056	35,499	34,379	34,410	(3.7)		3.7		72,724	68,157	6.7
Income before income taxes	25,185	22,658	20,782	18,985	20,631	11.2		22.1		47,843	38,888	23.0
Income tax expense	6,320	5,570	4,895	4,637	5,124	13.5		23.3		11,890	9,617	23.6
NET INCOME	$18,865	$17,088	$15,887	$14,348	$15,507	10.4		21.7		$35,953	$29,271	22.8

Adjusted net income – non-GAAP(1)	$20,344	$18,581	$17,416	$15,889	$17,215	9.5%		18.2%		$38,925	$32,696	19.1%
Pre-tax pre-provision net income – non-GAAP(1)	26,081	22,743	23,609	21,977	22,159	14.7		17.7		48,824	41,444	17.8

Return on average assets – GAAP	1.24%	1.12%	1.02%	0.95%	1.03%	12	bp	21	bp	1.18%	0.97%	21	bp
Adjusted return on average assets – non-GAAP	1.34	1.22	1.11	1.05	1.15	12		19		1.28	1.09	19
Return on average common equity – GAAP	12.38	11.55	10.79	9.96	11.13	83		125		11.97	10.67	130
Return on average tangible common equity – non-GAAP(1)	15.66	14.83	14.10	13.27	14.99	83		67		15.25	14.53	72
Net interest spread	2.85	2.80	2.48	2.45	2.37	5		48		2.82	2.32	50
Net interest margin	3.70	3.64	3.43	3.41	3.34	6		36		3.67	3.28	39
Efficiency ratio – GAAP	57.76	61.97	60.06	61.00	60.83	(421)		(307)		59.83	62.19	(236)
Adjusted efficiency ratio – non-GAAP(1)	54.49	58.57	56.59	57.30	56.73	(408)		(224)		56.50	57.95	(145)
Noninterest income to average assets	0.58	0.48	0.57	0.52	0.63	10		(5)		0.53	0.55	(2)
Noninterest expense to average assets	2.35	2.43	2.27	2.27	2.29	(8)		6		2.39	2.26	13

PER SHARE DATA
Basic net income per common share	$0.56	$0.51	$0.48	$0.43	$0.46	9.8%		21.7%		$1.08	$0.88	22.7%
Diluted net income per common share	0.56	0.51	0.48	0.43	0.46	9.8		21.7		1.07	0.88	21.6
Dividends paid per common share	0.14	0.12	0.12	0.12	0.12	16.7		16.7		0.26	0.24	8.3
Book value per common share at period end	18.44	18.02	17.65	17.27	16.94	2.3		8.9		18.44	16.94	8.9
Tangible book value per common share at period end – non-GAAP(1)	15.77	15.30	14.87	14.43	14.03	3.1		12.4		15.77	14.03	12.4
Common share market value at period end	22.95	18.68	17.68	16.41	15.72	22.9		46.0		22.95	15.72	46.0
Common share intraday price:
High	$23.45	$20.68	$19.22	$17.67	$15.88	13.4%		47.7%		$23.45	$17.24	36.0%
Low	17.91	17.25	14.93	14.96	11.47	3.8		56.1		17.25	11.47	50.4
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q2 2026 vs.	Q2 2026 vs.	Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026	Q2 2025	2026	2025	2026 vs. 2025
AVERAGE BALANCE SHEET DATA
Loans	$4,872,566	$4,887,488	$4,909,619	$4,884,003	$4,833,558	(0.3)%	0.8%	$4,879,986	$4,809,409	1.5%
Investment securities	684,762	666,376	653,639	664,535	683,680	2.8	0.2	675,620	674,220	0.2
Earning assets	5,731,054	5,823,244	5,843,816	5,658,981	5,660,409	(1.6)	1.2	5,776,894	5,712,117	1.1
Assets	6,080,508	6,174,655	6,206,753	6,020,574	6,021,385	(1.5)	1.0	6,127,321	6,075,339	0.9
Deposits	5,332,544	5,438,914	5,452,082	5,280,252	5,297,567	(2.0)	0.7	5,385,435	5,357,545	0.5
FHLB advances	1,648	—	20,108	52,391	50,000	—	(96.7)	829	50,000	(98.3)
Subordinated debt & TRUPS	89,082	89,024	104,752	74,363	74,102	0.1	20.2	89,053	73,971	20.4
Stockholders’ equity	611,320	600,212	584,209	571,247	558,952	1.9	9.4	605,797	553,229	9.5

CREDIT QUALITY DATA
Net charge-offs	$123	$847	$3,619	$1,825	$649	(85.5)%	(81.0)%	$970	$1,203	(19.4)%

Nonaccrual loans	$64,818	$64,958	$39,960	$24,378	$16,782	(0.2)%	286.2%
Loans 90 days past due and still accruing	20	—	255	153	215	—	(90.7)
Other real estate owned and repossessed property	2,362	3,414	2,992	3,552	2,636	(30.8)	(10.4)
Total nonperforming assets	$67,200	$68,372	$43,207	$28,083	$19,633	(1.7)	242.3

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q2 2026 vs.		Q2 2026 vs.		Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026		Q2 2025		2026	2025	2026 vs 2025
CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets – GAAP	10.02%	9.71%	9.42%	9.19%	9.36%	31	bp	66	bp
Period-end tangible equity to tangible assets – non-GAAP(1)	8.69	8.37	8.06	7.80	7.88	32		81

Annualized net charge-offs to average loans	0.01%	0.07%	0.29%	0.15%	0.05%	(6)	bp	(4)	bp	0.04%	0.05%	(1)	bp

Allowance for credit losses as a percent of:
Period-end loans	1.20%	1.21%	1.20%	1.22%	1.21%	(1)	bp	(1)	bp
Period-end nonaccrual loans	90.62	90.03	147.24	244.29	348.49	59		(25,787)
Period-end nonperforming assets	87.41	85.53	136.17	212.06	297.88	188		(21,047)

As a percent of total loans at period-end:
Nonaccrual loans	1.33%	1.34%	0.82%	0.50%	0.35%	(1)	bp	98	bp

As a percent of total loans, other real estate owned and repossessed property at period-end:
Nonperforming assets	1.38%	1.41%	0.88%	0.57%	0.41%	(3)	bp	97	bp

As a percent of total assets at period-end:
Nonaccrual loans	1.05%	1.05%	0.64%	0.39%	0.28%	—	bp	77	bp
Nonperforming assets	1.09	1.10	0.69	0.45	0.33	(1)		76
____________________________________
(1)See the Reconciliation of GAAP and Non-GAAP Measures tables.

Shore Bancshares, Inc.
Financial Highlights By Quarter (Unaudited) – Continued

						Q2 2026 vs.		Q2 2026 vs.
($ in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026		Q2 2025
Company Amounts
Common Equity Tier 1 Capital	$541,577	$525,849	$510,729	$496,709	$483,947	2.99%		11.91%
Tier 1 Capital	571,904	556,096	540,897	526,794	513,952	2.84		11.28
Total Capital	691,720	674,811	660,451	627,055	618,793	2.51		11.79
Risk-Weighted Assets	4,882,618	4,794,374	4,852,573	4,867,237	4,890,679	1.84		(0.16)

Company Ratios
Common Equity Tier 1 Capital to Risk-Weighted Assets (“RWA”)	11.09%	10.97%	10.52%	10.21%	9.90%	12	bp	119	bp
Tier 1 Capital to RWA	11.71	11.60	11.15	10.82	10.51	11		120
Total Capital to RWA	14.17	14.08	13.61	12.88	12.65	9		152
Tier 1 Capital to AA (Leverage)	9.52	9.12	8.82	8.86	8.65	40		87

Bank Amounts
Common Equity Tier 1 Capital	$600,541	$583,733	$569,183	$559,212	$546,630	2.88%		9.86%
Tier 1 Capital	600,541	583,733	569,183	559,212	546,630	2.88		9.86
Total Capital	661,531	643,627	629,746	620,034	607,235	2.78		8.94
Risk-Weighted Assets	4,879,247	4,791,223	4,844,639	4,864,871	4,888,558	1.84		(0.19)

Bank Ratios
Common Equity Tier 1 Capital to RWA	12.31%	12.18%	11.75%	11.49%	11.18%	13	bp	113	bp
Tier 1 Capital to RWA	12.31	12.18	11.75	11.49	11.18	13		113
Total Capital to RWA	13.56	13.43	13.00	12.75	12.42	13		114
Tier 1 Capital to AA (Leverage)	10.00	9.58	9.30	9.41	9.20	42		80

Shore Bancshares, Inc.
Consolidated Balance Sheets

						June 30, 2026	June 30, 2026
						compared to	compared to
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2026	June 30, 2025
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
ASSETS
Cash and due from banks	$53,335	$44,054	$50,164	$62,289	$54,512	21.1%	(2.2)%
Interest-bearing deposits with other banks	204,335	296,768	305,402	354,224	130,472	(31.1)	56.6
Cash and cash equivalents	257,670	340,822	355,566	416,513	184,984	(24.4)	39.3
Investment securities:
Available for sale, at fair value	287,369	264,026	220,358	181,720	187,679	8.8	53.1
Held to maturity, net of allowance for credit losses	366,213	393,615	414,827	433,440	459,246	(7.0)	(20.3)
Equity securities, at fair value	6,218	6,195	6,186	6,113	6,010	0.4	3.5
Restricted securities, at cost	18,003	18,003	17,989	20,364	20,412	—	(11.8)
Loans held for sale, at fair value	30,827	24,034	32,540	21,500	34,319	28.3	(10.2)
Loans held for investment	4,877,749	4,848,030	4,900,302	4,882,969	4,827,628	0.6	1.0
Less: allowance for credit losses	(58,737)	(58,481)	(58,836)	(59,554)	(58,483)	0.4	0.4
Loans, net	4,819,012	4,789,549	4,841,466	4,823,415	4,769,145	0.6	1.0

Premises and equipment, net	79,580	80,137	80,168	80,812	81,426	(0.7)	(2.3)
Goodwill	63,266	63,266	63,266	63,266	63,266	—	—
Other intangible assets, net	25,767	27,742	29,722	31,722	33,761	(7.1)	(23.7)
Right-of-use assets	9,691	10,102	10,523	10,896	11,052	(4.1)	(12.3)
Cash surrender value on life insurance	107,724	106,684	105,839	105,055	105,860	1.0	1.8
Accrued interest receivable	20,021	20,676	18,551	20,408	19,821	(3.2)	1.0
Deferred income taxes	30,657	29,752	29,825	30,328	30,972	3.0	(1.0)
Other assets	29,413	31,460	31,992	32,927	29,921	(6.5)	(1.7)
TOTAL ASSETS	$6,151,431	$6,206,063	$6,258,818	$6,278,479	$6,037,874	(0.9)	1.9

Shore Bancshares, Inc.
Consolidated Balance Sheets – Continued

						June 30, 2026	June 30, 2026
						compared to	compared to
($ in thousands, except per share data)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2026	June 30, 2025
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
LIABILITIES
Deposits:
Noninterest-bearing	$1,606,809	$1,567,425	$1,587,953	$1,594,212	$1,575,120	2.5%	2.0%
Interest-bearing checking	833,602	812,847	852,585	851,963	763,309	2.6	9.2
Money market and savings	1,710,570	1,795,619	1,814,928	1,790,001	1,691,438	(4.7)	1.1
Time deposits	1,247,973	1,274,766	1,267,487	1,281,132	1,273,285	(2.1)	(2.0)
Brokered deposits	796	10,963	10,911	10,857	10,806	(92.7)	(92.6)
Total deposits	5,399,750	5,461,620	5,533,864	5,528,165	5,313,958	(1.1)	1.6
FHLB advances	—	—	—	50,000	50,000	—	(100.0)
Guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”), net	30,327	30,247	30,168	30,085	30,005	0.3	1.1
Subordinated debt, net	58,825	58,782	58,893	44,409	44,236	0.1	33.0
Total borrowings	89,152	89,029	89,061	124,494	124,241	0.1	(28.2)
Lease liabilities	10,199	10,608	11,027	11,395	11,541	(3.9)	(11.6)
Other liabilities	36,255	42,092	34,993	37,218	22,940	(13.9)	58.0
TOTAL LIABILITIES	5,535,356	5,603,349	5,668,945	5,701,272	5,472,680	(1.2)	1.1
STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value per share	334	335	334	334	334	(0.3)	—
Additional paid-in capital	361,048	361,013	360,554	359,939	359,063	—	0.6
Retained earnings	260,782	246,636	233,578	221,693	211,400	5.7	23.4
Accumulated other comprehensive loss	(6,089)	(5,270)	(4,593)	(4,759)	(5,603)	15.5	8.7
TOTAL STOCKHOLDERS’ EQUITY	616,075	602,714	589,873	577,207	565,194	2.2	9.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,151,431	$6,206,063	$6,258,818	$6,278,479	$6,037,874	(0.9)	1.9

Shares of common stock issued and outstanding	33,416,336	33,451,063	33,413,503	33,421,672	33,374,265	(0.1)%	0.1%
Book value per common share at period end	$18.44	$18.02	$17.65	$17.27	$16.94	2.3	8.9

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter (Unaudited)

						Q2 2026 vs.	Q2 2026 vs.	Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026	Q2 2025	2026	2025	% Change
INTEREST INCOME
Interest on loans	$70,456	$70,814	$72,092	$70,693	$69,607	(0.5)%	1.2%	$141,270	$137,123	3.0%
Interest and dividends on taxable investment securities	5,387	5,114	5,010	5,036	5,331	5.3	1.1	10,501	10,332	1.6
Interest and dividends on tax-exempt investment securities	6	6	6	6	6	—	—	12	12	—
Interest on deposits with other banks	1,600	2,458	2,810	1,215	1,588	(34.9)	0.8	4,058	4,997	(18.8)
Total interest income	77,449	78,392	79,918	76,950	76,532	(1.2)	1.2	155,841	152,464	2.2

INTEREST EXPENSE
Interest on deposits	22,943	24,264	27,289	26,474	27,370	(5.4)	(16.2)	47,207	55,440	(14.9)
Interest on short-term borrowings	16	—	246	640	605	—	(97.4)	16	1,203	(98.7)
Interest on long-term borrowings	1,571	1,573	2,181	1,418	1,394	(0.1)	12.7	3,144	2,760	13.9
Total interest expense	24,530	25,837	29,716	28,532	29,369	(5.1)	(16.5)	50,367	59,403	(15.2)

NET INTEREST INCOME	52,919	52,555	50,202	48,418	47,163	0.7	12.2	105,474	93,061	13.3
Provision for credit losses	896	85	2,827	2,992	1,528	954.1	(41.4)	981	2,556	(61.6)
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	52,023	52,470	47,375	45,426	45,635	(0.9)	14.0	104,493	90,505	15.5

NONINTEREST INCOME
Service charges on deposit accounts	1,651	1,596	1,663	1,599	1,519	3.4	8.7	3,247	3,033	7.1
Trust and investment fee income	1,103	1,137	1,042	898	942	(3.0)	17.1	2,240	1,765	26.9
Mortgage banking revenue	1,554	1,450	1,181	1,278	2,379	7.2	(34.7)	3,004	3,619	(17.0)
Interchange credits	1,960	1,698	1,862	1,858	1,788	15.4	9.6	3,658	3,365	8.7
Other noninterest income	2,562	1,363	3,158	2,305	2,778	88.0	(7.8)	3,925	4,758	(17.5)
Total noninterest income	$8,830	$7,244	$8,906	$7,938	$9,406	21.9	(6.1)	$16,074	$16,540	(2.8)

Shore Bancshares, Inc.
Consolidated Statements of Income By Quarter and Year (Unaudited) – Continued

						Q2 2026 vs.	Q2 2026 vs.	Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2026	Q2 2025	2026	2025	% Change
NONINTEREST EXPENSE
Salaries and employee benefits	$18,462	$19,639	$18,582	$18,642	$17,742	(6.0)%	4.1%	$38,101	$34,182	11.5%
Occupancy expense	2,495	2,567	2,461	2,406	2,472	(2.8)	0.9	5,062	5,010	1.0
Furniture and equipment expense	966	855	792	892	797	13.0	21.2	1,821	1,650	10.4
Software and data processing	5,335	5,140	5,197	5,155	4,819	3.8	10.7	10,475	9,510	10.1
Amortization of other intangible assets	1,975	1,980	2,000	2,039	2,272	(0.3)	(13.1)	3,955	4,550	(13.1)
Legal and professional fees	1,355	1,605	1,237	989	1,225	(15.6)	10.6	2,960	2,838	4.3
FDIC insurance premium expense	968	995	845	794	1,023	(2.7)	(5.4)	1,963	2,114	(7.1)
Marketing and advertising	275	311	367	315	384	(11.6)	(28.4)	586	638	(8.2)
Fraud losses	147	111	227	45	83	32.4	77.1	258	188	37.2
Other noninterest expense	3,690	3,853	3,791	3,102	3,593	(4.2)	2.7	7,543	7,477	0.9
Total noninterest expense	35,668	37,056	35,499	34,379	34,410	(3.7)	3.7	72,724	68,157	6.7

Income before income taxes	25,185	22,658	20,782	18,985	20,631	11.2	22.1	47,843	38,888	23.0
Income tax expense	6,320	5,570	4,895	4,637	5,124	13.5	23.3	11,890	9,617	23.6
NET INCOME	$18,865	$17,088	$15,887	$14,348	$15,507	10.4	21.7	$35,953	$29,271	22.8

Weighted average shares outstanding – basic	33,451,484	33,428,444	33,426,198	33,419,291	33,374,265	0.1%	0.2%	33,440,028	33,362,632	0.2%
Weighted average shares outstanding – diluted	33,478,698	33,447,767	33,446,103	33,435,862	33,388,013	0.1%	0.3%	33,462,937	33,377,165	0.3%

Basic net income per common share	$0.56	$0.51	$0.48	$0.43	$0.46	9.8%	21.7%	$1.08	$0.88	22.7%
Diluted net income per common share	$0.56	$0.51	$0.48	$0.43	$0.46	9.8%	21.7%	$1.07	$0.88	21.6%

Dividends paid per common share	$0.14	$0.12	$0.12	$0.12	$0.12	16.7%	16.7%	$0.26	$0.24	8.3%

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,586,937	$38,169	5.92%	$2,601,316	$39,029	6.08%	$2,572,931	$37,240	5.81%
Residential real estate	1,484,165	20,276	5.46	1,450,114	19,311	5.33	1,378,940	18,959	5.50
Construction	338,695	5,454	6.46	347,973	5,631	6.56	352,803	5,697	6.48
Commercial	208,349	3,041	5.85	221,542	3,296	6.03	224,218	3,654	6.54
Consumer	250,295	3,491	5.59	262,174	3,534	5.47	298,544	4,018	5.40
Credit cards	4,125	110	10.69	4,369	100	9.29	6,122	117	7.66
Total loans	4,872,566	70,541	5.80	4,887,488	70,901	5.86	4,833,558	69,685	5.78

Investment securities
Taxable	684,116	5,387	3.15	665,729	5,114	3.07	683,028	5,331	3.12
Tax-exempt(1)	646	7	4.33	647	8	4.95	652	8	4.91
Interest-bearing deposits	173,726	1,600	3.69	269,380	2,458	3.70	143,171	1,588	4.45
Total earning assets	5,731,054	77,535	5.42	5,823,244	78,481	5.44	5,660,409	76,612	5.42
Cash and due from banks	43,885			44,182			46,620
Other assets	364,155			365,971			372,725
Allowance for credit losses	(58,586)			(58,742)			(58,369)
Total assets	$6,080,508			$6,174,655			$6,021,385

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$733,877	$4,560	2.49%	$780,713	$4,840	2.51%	$720,967	$5,697	3.17%
Money market and savings deposits	1,744,356	8,079	1.86	1,812,071	8,696	1.95	1,747,854	9,580	2.20
Time deposits	1,258,086	10,288	3.28	1,270,156	10,624	3.39	1,258,802	12,000	3.82
Brokered deposits	4,033	16	1.59	11,107	104	3.80	9,720	92	3.80
Interest-bearing deposits(4)	3,740,352	22,943	2.46	3,874,047	24,264	2.54	3,737,343	27,369	2.94
FHLB advances	1,648	16	3.88	—	—	—	50,000	605	4.85
Subordinated debt and guaranteed preferred beneficial interest in junior subordinated debentures (“TRUPS”)(4)	89,082	1,571	7.07	89,024	1,573	7.17	74,102	1,394	7.55
Total interest-bearing liabilities	3,831,082	24,530	2.57	3,963,071	25,837	2.64	3,861,445	29,368	3.05
Noninterest-bearing deposits	1,592,192			1,564,867			1,560,224
Accrued expenses and other liabilities	45,914			46,505			40,764
Stockholders’ equity	611,320			600,212			558,952
Total liabilities and stockholders’ equity	$6,080,508			$6,174,655			$6,021,385

Net interest spread			2.85%			2.80%			2.37%
Net interest margin			3.70			3.64			3.34
Net interest margin excluding accretion(3)			3.45			3.35			3.09
Cost of funds			1.81			1.90			2.17
Cost of deposits			1.73			1.81			2.07
Cost of debt			7.02			7.17			6.46
____________________________________
(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $3.8 million, $4.3 million and $4.2 million of accretion interest on loans for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were zero, zero and $435 thousand of amortization of deposit discounts and $79 thousand, $79 thousand and $232 thousand of amortization of borrowing fair value adjustments for the three months ended June 30, 2026, March 31, 2026 and June 30, 2025, respectively. All deposit discounts have been fully amortized as of December 31, 2025.

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Six Months Ended June 30,
	2026			2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Earning assets
Loans(1), (2), (3)
Commercial real estate	$2,594,087	$77,198	6.00%	$2,557,316	$73,066	5.76%
Residential real estate	1,467,234	39,587	5.40	1,363,076	37,391	5.49
Construction	343,308	11,085	6.51	352,564	11,222	6.42
Commercial	214,909	6,337	5.95	228,535	7,349	6.48
Consumer	256,202	7,025	5.53	301,515	8,059	5.39
Credit cards	4,246	210	9.96	6,403	194	6.11
Total loans	4,879,986	141,442	5.83	4,809,409	137,281	5.74

Investment securities
Taxable	674,973	10,501	3.11	673,567	10,332	3.07
Tax-exempt(1)	647	15	4.64	653	15	4.59
Interest-bearing deposits	221,288	4,058	3.70	228,488	4,997	4.41
Total earning assets	5,776,894	156,016	5.43	5,712,117	152,625	5.37
Cash and due from banks	44,033			46,912
Other assets	365,058			374,641
Allowance for credit losses	(58,664)			(58,331)
Total assets	$6,127,321			$6,075,339

Shore Bancshares, Inc.
Consolidated Average Balance Sheets (Unaudited) – Continued

	Six Months Ended June 30,
	2026			2025
($ in thousands)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Interest-bearing liabilities
Interest-bearing checking	$757,165	$9,400	2.50%	$789,949	$12,722	3.25%
Money market and savings deposits	1,778,027	16,775	1.90	1,773,637	19,595	2.23
Time deposits	1,264,087	20,912	3.34	1,233,666	23,031	3.76
Brokered deposits	7,461	120	3.24	4,888	92	3.81
Interest-bearing deposits(4)	3,806,740	47,207	2.50	3,802,140	55,440	2.94
FHLB advances	829	16	3.86	50,000	1,203	4.85
Subordinated debt and TRUPS(4)	89,053	3,144	7.12	73,971	2,760	7.52
Total interest-bearing liabilities	3,896,622	50,367	2.61	3,926,111	59,403	3.05
Noninterest-bearing deposits	1,578,695			1,555,405
Accrued expenses and other liabilities	46,207			40,594
Stockholders’ equity	605,797			553,229
Total liabilities and stockholders’ equity	$6,127,321			$6,075,339

Net interest spread			2.82%			2.32%
Net interest margin			3.67			3.28
Net interest margin excluding accretion(3)			3.40			3.04
Cost of funds			1.86			2.19
Cost of deposits			1.77			2.09
Cost of debt			7.09			6.45
____________________________________
(1) All amounts are reported on a taxable-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2) Average loan balances include nonaccrual loans.
(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations. There were $8.1 million and $8.0 million of accretion interest on loans for the six months ended June 30, 2026 and 2025, respectively.
(4) Interest expense on deposits and borrowings includes amortization of deposit discounts and amortization of borrowing fair value adjustments. There were zero and $769 thousand of amortization of deposit discounts and $159 thousand and $463 thousand of amortization of borrowing fair value adjustments for the six months ended June 30, 2026 and 2025, respectively. All deposit discounts have been fully amortized as of December 31, 2025.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited)

	Three Months Ended June 30,					Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	6/30/2026	6/30/2025
The following reconciles return on average assets, average equity and return on average tangible common equity(1):
Net income	$18,865	$17,088	$15,887	$14,348	$15,507	$35,953	$29,271
Annualized net income (A)	$75,667	$69,301	$63,030	$56,924	$62,198	$72,502	$59,027

Net income	$18,865	$17,088	$15,887	$14,348	$15,507	$35,953	$29,271
Add: amortization of other intangible assets, net of tax	1,479	1,493	1,529	1,541	1,708	2,972	3,425
Net income excluding amortization of other intangible assets – non-GAAP	20,344	18,581	17,416	15,889	17,215	38,925	32,696
Annualized net income excluding amortization of other intangible assets – non-GAAP (B)	$81,600	$75,356	$69,096	$63,038	$69,049	$78,495	$65,934

Net income	$18,865	$17,088	$15,887	$14,348	$15,507	$35,953	$29,271
Add: amortization of other intangible assets, net of tax	1,479	1,493	1,529	1,541	1,708	2,972	3,425
Adjusted net income – non-GAAP	20,344	18,581	17,416	15,889	17,215	38,925	32,696
Annualized adjusted net income – non-GAAP (C)	$81,600	$75,356	$69,096	$63,038	$69,049	$78,495	$65,934

Net income	$18,865	$17,088	$15,887	$14,348	$15,507	$35,953	$29,271
Less: income tax expense	6,320	5,570	4,895	4,637	5,124	11,890	9,617
Less: provision for credit losses	896	85	2,827	2,992	1,528	981	2,556
Pre-tax pre-provision net income – non-GAAP	$26,081	$22,743	$23,609	$21,977	$22,159	$48,824	$41,444

Return on average assets – GAAP	1.24%	1.12%	1.02%	0.95%	1.03%	1.18%	0.97%
Adjusted return on average assets – non-GAAP	1.34%	1.22%	1.11%	1.05%	1.15%	1.28%	1.09%

Average assets	$6,080,508	$6,174,655	$6,206,753	$6,020,574	$6,021,385	$6,127,321	$6,075,339

Average stockholders’ equity (D)	$611,320	$600,212	$584,209	$571,247	$558,952	$605,797	$553,229
Less: average goodwill and core deposit intangible	(90,088)	(92,086)	(94,059)	(96,074)	(98,241)	(91,082)	(99,372)
Average tangible common equity (E)	$521,232	$508,126	$490,150	$475,173	$460,711	$514,715	$453,857

Return on average common equity – GAAP (A)/(D)	12.38%	11.55%	10.79%	9.96%	11.13%	11.97%	10.67%
Return on average tangible common equity – non-GAAP (B)/(E)	15.66%	14.83%	14.10%	13.27%	14.99%	15.25%	14.53%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

	Three Months Ended June 30,					Six Months Ended June 30,
($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	6/30/2026	6/30/2025
The following reconciles efficiency ratio – GAAP and adjusted efficiency ratio – non-GAAP(2):
Noninterest expense (F)	$35,668	$37,056	$35,499	$34,379	$34,410	$72,724	$68,157
Less: amortization of other intangible assets	(1,975)	(1,980)	(2,000)	(2,039)	(2,272)	(3,955)	(4,550)
Adjusted noninterest expense (G)	$33,693	$35,076	$33,499	$32,340	$32,138	$68,769	$63,607

Net interest income (H)	$52,919	$52,555	$50,202	$48,418	$47,163	$105,474	$93,061
Add: taxable-equivalent adjustment	86	89	92	83	81	175	161
Taxable-equivalent net interest income (I)	$53,005	$52,644	$50,294	$48,501	$47,244	$105,649	$93,222

Noninterest income (J)	$8,830	$7,244	$8,906	$7,938	$9,406	$16,074	$16,540
Adjusted noninterest income (K)	$8,830	$7,244	$8,906	$7,938	$9,406	$16,074	$16,540

Efficiency ratio – GAAP (F)/(H)+(J)	57.76%	61.97%	60.06%	61.00%	60.83%	59.83%	62.19%
Adjusted efficiency ratio – non-GAAP (G)/(I)+(K)	54.49%	58.57%	56.59%	57.30%	56.73%	56.50%	57.95%

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

($ in thousands, except per share data)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025

The following reconciles book value per common share and tangible book value per common share(1):
Stockholders’ equity (L)	$616,075	$602,714	$589,873	$577,207	$565,194
Less: goodwill and core deposit intangible	(89,033)	(91,008)	(92,988)	(94,988)	(97,027)
Tangible common equity (M)	$527,042	$511,706	$496,885	$482,219	$468,167

Shares of common stock outstanding (N)	33,416,336	33,451,063	33,413,503	33,421,672	33,374,265

Book value per common share – GAAP (L)/(N)	$18.44	$18.02	$17.65	$17.27	$16.94
Tangible book value per common share – non-GAAP (M)/(N)	$15.77	$15.30	$14.87	$14.43	$14.03

The following reconciles equity to assets and tangible common equity to tangible assets(1):
Stockholders’ equity (O)	$616,075	$602,714	$589,873	$577,207	$565,194
Less: goodwill and core deposit intangible	(89,033)	(91,008)	(92,988)	(94,988)	(97,027)
Tangible common equity (P)	$527,042	$511,706	$496,885	$482,219	$468,167

Assets (Q)	$6,151,431	$6,206,063	$6,258,818	$6,278,479	$6,037,874
Less: goodwill and core deposit intangible	(89,033)	(91,008)	(92,988)	(94,988)	(97,027)
Tangible assets (R)	$6,062,398	$6,115,055	$6,165,830	$6,183,491	$5,940,847

Period-end equity to assets – GAAP (O)/(Q)	10.02%	9.71%	9.42%	9.19%	9.36%
Period-end tangible common equity to tangible assets – non-GAAP (P)/(R)	8.69%	8.37%	8.06%	7.80%	7.88%
____________________________________
(1) Management believes that reporting the non-GAAP measures of tangible common equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.
(2) Management believes that reporting the adjusted efficiency ratio – non-GAAP more closely measures its effectiveness of controlling cash-based operating activities.

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Company
($ in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Common equity	$616,075	$602,714	$589,873	$577,207	$565,194
Goodwill(1)	(61,000)	(61,061)	(61,123)	(61,176)	(61,238)
Core deposit intangible(2)	(19,587)	(21,074)	(22,566)	(24,041)	(25,573)
DTAs that arise from net operating loss and tax credit carryforwards	—	—	(48)	(40)	(39)
Accumulated other comprehensive loss	6,089	5,270	4,593	4,759	5,603
Common Equity Tier 1 Capital	541,577	525,849	510,729	496,709	483,947
TRUPS	30,327	30,247	30,168	30,085	30,005
Tier 1 Capital	571,904	556,096	540,897	526,794	513,952
Allowable reserve for credit losses and other Tier 2 adjustments	60,991	59,933	60,661	60,852	60,605
Subordinated debt	58,825	58,782	58,893	39,409	44,236
Total Capital	$691,720	$674,811	$660,451	$627,055	$618,793

Risk-Weighted Assets (“RWA”)	$4,882,618	$4,794,374	$4,852,573	$4,867,237	$4,890,679
Average Assets (“AA”)	6,007,717	6,098,196	6,129,306	5,942,911	5,943,124

Common Equity Tier 1 Capital to RWA	11.09%	10.97%	10.52%	10.21%	9.90%
Tier 1 Capital to RWA	11.71	11.60	11.15	10.82	10.51
Total Capital to RWA	14.17	14.08	13.61	12.88	12.65
Tier 1 Capital to AA (Leverage)	9.52	9.12	8.82	8.86	8.65

Shore Bancshares, Inc.
Reconciliation of GAAP and Non-GAAP Measures (Unaudited) – Continued

Regulatory Capital and Ratios for the Bank
($ in thousands)	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Common equity	$675,039	$660,598	$648,279	$639,670	$627,838
Goodwill(1)	(61,000)	(61,061)	(61,123)	(61,176)	(61,238)
Core deposit intangible(2)	(19,587)	(21,074)	(22,566)	(24,041)	(25,573)
Accumulated other comprehensive loss	6,089	5,270	4,593	4,759	5,603
Common Equity Tier 1 Capital	600,541	583,733	569,183	559,212	546,630
Tier 1 Capital	600,541	583,733	569,183	559,212	546,630
Allowable reserve for credit losses and other Tier 2 adjustments	60,990	59,894	60,563	60,822	60,605
Total Capital	$661,531	$643,627	$629,746	$620,034	$607,235

Risk-Weighted Assets (“RWA”)	$4,879,247	$4,791,223	$4,844,639	$4,864,871	$4,888,558
Average Assets (“AA”)	6,002,596	6,093,905	6,122,775	5,939,890	5,940,411
___________________________________
(1)Goodwill is net of deferred tax liability.
(2)Core deposit intangible is net of deferred tax liability.

Shore Bancshares, Inc.
Summary of Loan Portfolio (Unaudited)
Portfolio loans are summarized by loan type as follows:

($ in thousands)	June 30, 2026	% of Total Loans	March 31, 2026	% of Total Loans	December 31, 2025	% of Total Loans	September 30, 2025	% of Total Loans	June 30, 2025	% of Total Loans
Commercial real estate	$2,603,014	53.37%	$2,599,815	53.62%	$2,643,996	53.95%	$2,642,601	54.12%	$2,603,974	53.95%
Residential real estate	1,470,401	30.15	1,425,733	29.41	1,414,964	28.88	1,383,348	28.33	1,349,010	27.94
Construction	337,779	6.92	342,835	7.07	344,903	7.04	352,116	7.21	350,053	7.25
Commercial	220,712	4.52	220,833	4.56	226,006	4.61	221,598	4.54	224,092	4.64
Consumer	241,751	4.96	254,478	5.25	265,912	5.43	278,242	5.70	294,239	6.09
Credit cards	4,092	0.08	4,336	0.09	4,521	0.09	5,064	0.10	6,260	0.13
Total loans	4,877,749	100.00%	4,848,030	100.00%	4,900,302	100.00%	4,882,969	100.00%	4,827,628	100.00%
Less: allowance for credit losses	(58,737)		(58,481)		(58,836)		(59,554)		(58,483)
Total loans, net	$4,819,012		$4,789,549		$4,841,466		$4,823,415		$4,769,145

Shore Bancshares, Inc.
Classified Assets and Nonperforming Assets (Unaudited)
Classified assets and nonperforming assets are summarized as follows:

($ in thousands)	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Classified loans
Substandard	$84,285	$82,337	$57,366	$48,470	$19,930
Total classified loans	84,285	82,337	57,366	48,470	19,930
Special mention loans	72,957	97,771	73,401	70,997	65,564
Total classified and special mention loans	$157,242	$180,108	$130,767	$119,467	$85,494

Classified loans	$84,285	$82,337	$57,366	$48,470	$19,930
Other real estate owned	—	69	113	120	179
Repossessed assets	2,362	3,345	2,879	3,432	2,457
Total classified assets	$86,647	$85,751	$60,358	$52,022	$22,566

Classified assets to total assets	1.41%	1.38%	0.96%	0.83%	0.37%

Nonaccrual loans	$64,818	$64,958	$39,960	$24,378	$16,782
90+ days delinquent accruing	20	—	255	153	215
Other real estate owned (“OREO”)	—	69	113	120	179
Repossessed property	2,362	3,345	2,879	3,432	2,457
Total nonperforming assets	$67,200	$68,372	$43,207	$28,083	$19,633
Accruing borrowers experiencing financial difficulty loans (“BEFD”)	140	5,263	5,311	6,704	6,709
Total nonperforming assets and BEFDs modifications	$67,340	$73,635	$48,518	$34,787	$26,342

Nonperforming assets to total assets	1.09%	1.10%	0.69%	0.45%	0.33%

Total assets	$6,151,431	$6,206,063	$6,258,818	$6,278,479	$6,037,874